                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
[X]  Definitive Proxy Statement                  by Rule 14a-6(a)(b))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          TRANSMONTAIGNE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

     5) Total fee paid:

        -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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   Notes:

                              TRANSMONTAIGNE INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of TRANSMONTAIGNE INC., a Delaware corporation ("TransMontaigne" or the "Company"), will be held in the Central City Room of the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, on Thursday, November 18, 1999, at 9:00 a.m., Denver Time, for the following purposes:

  1. To elect nine Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The Board of Directors is nominating the following individuals for election as Directors: Cortlandt S. Dietler, Donald H. Anderson, Richard
     E. Gathright, John A. Hill, Bryan H. Lawrence, Harold R. Logan, Jr., William E. Macaulay, Edwin H. Morgens and Simon B. Rich, Jr.;

  2. To ratify the amendment of Section 4.1 of the Equity Incentive Plan of TransMontaigne Inc. (the "1997 Option Plan"), previously approved by the stockholders, (i) to increase from 1,800,000 to 3,500,000 shares, the aggregate number of authorized shares of the Company's Common Stock that may be issued under the 1997 Option Plan, and (ii) to add an "evergreen" provision, the effect of which will be to automatically increase the number of shares of the Company's Common Stock available for issuance under the 1997 Option Plan beginning on June 30, 2000 and on each June 30 thereafter during the term of the 1997 Option Plan, a number of shares of the Company's Common Stock equal to one percent (1%) of the total number of issued and outstanding shares of the Company's Common Stock on the last day of the immediately preceding fiscal year.

  3. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending June 30, 2000; and

  4. To consider and act upon such other matters and to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

  These matters are fully discussed in the Proxy Statement. The Company's 1999 Annual Report accompanies the Proxy Statement.

  The Board of Directors has fixed the close of business on October 12, 1999, as the record date for the meeting. Only holders of Common Stock and Series A Convertible Preferred Stock of record at such time are entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof. The holders of Series A Convertible Preferred Stock shall vote together with holders of Common Stock as a single class on all actions to be voted on by the stockholders of the Company other than the election of Directors. Each holder of Series A Convertible Preferred Stock shall be entitled to such number of votes per share on each action as shall equal the number of shares of Common Stock (excluding fractions of a share) into which each share of Series A Convertible Preferred Stock is convertible as of the record date.

  Whether or not you plan to attend the meeting in person, please indicate your voting instructions on the enclosed proxy, date and sign it, and return it promptly in the stamped return envelope which is included with these materials. In the event you do attend the meeting in person, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                          /s/ Erik B. Carlson

                                          ERIK B. CARLSON, Secretary

Denver, Colorado
October 28, 1999
(Approximate mailing date of proxy materials)

                       PLACE AND TIME OF ANNUAL MEETING

                               CENTRAL CITY ROOM
                              BROWN PALACE HOTEL
                            321 SEVENTEENTH STREET
                               DENVER, COLORADO

              Thursday, November 18, 1999, 9:00 a.m. Denver Time

                              TRANSMONTAIGNE INC.
                              2750 REPUBLIC PLAZA
                            370 SEVENTEENTH STREET
                            DENVER, COLORADO 80202

                                PROXY STATEMENT

                                    GENERAL

  This Proxy Statement and the enclosed proxy are being mailed on or about October 28, 1999 to stockholders of record on October 12, 1999 of the common stock, $0.01 par value (the "Common Stock") and the holders of Series A Convertible Preferred Stock (the "Series A Preferred"), of TransMontaigne Inc. ("TransMontaigne" or the "Company"), in connection with the solicitation of proxies for use at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), notice of which appears on the preceding page, and at any postponement or adjournment thereof. The Annual Meeting will be held on Thursday, November 18, 1999, at 9:00 a.m., Denver Time, in the Central City Room at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado.

  The cost of soliciting proxies is being paid by the Company. In addition to the mailings, the Company's officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means.

  Only stockholders of record as of the record date, including holders of the Series A Preferred, are entitled to notice of and to vote at the Annual Meeting. The holders of the Series A Preferred shall vote together with holders of Common Stock as a single class on all actions to be voted on by the stockholders of the Company other than the election of Directors. Each holder of Series A Preferred shall be entitled to such number of votes per share on each action as shall be equal to the number of shares of Common Stock (excluding fractions of a share) into which each share of Series A Preferred is convertible as of the record date. The Company will request brokerage firms, bank nominees and other institutions that act as nominees or fiduciaries for owners of Common Stock and the Series A Preferred, to forward this Proxy Statement to persons for whom they hold shares and to obtain authorization for the execution of proxies. If your shares of Common Stock or Series A Preferred are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a proxy to be signed representing your shares of Common Stock and/or Series A Preferred.

  A stockholder or holder of the Series A Preferred giving a proxy has the power to revoke the proxy at any time before it is exercised. A proxy may be revoked by delivering to the Company an instrument revoking the proxy or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is neither revoked nor suspended, it will be voted by one or more of the proxy holders therein named.

                               QUORUM AND VOTING

  On October 12, 1999, the record date for the determination of stockholders and holders of the Series A Preferred entitled to receive notice of and to vote at the Annual Meeting, the Company had outstanding 30,592,024 shares of Common Stock and 117,115 of Series A Preferred convertible into 11,340,995 shares of Common Stock. Each of such shares of Common Stock is entitled to one vote at the Annual Meeting. The holders of a majority of the shares entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Approval of all other matters shall be determined by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. If no voting direction is indicated on the proxy card, the shares will be considered votes FOR the election of the nominees for Director, FOR the ratification of the amendment of Section 4.l of the TransMontaigne Inc. Equity Incentive Plan, and FOR the ratification of the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending June 30, 2000. Proxy cards that are not signed or that are not returned are treated as not voted for any purposes. If a broker indicates on a proxy card that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter. Abstentions with respect to any matter will be treated as shares present and entitled to vote. Consequently, abstentions and broker non-votes will have no effect with respect to the election of Directors, the ratification of the amendment of Section 4.1 of the TransMontaigne Inc. Equity Incentive Plan, or the ratification of the appointment of the Company's independent auditors. The Company knows of no proposals to be considered at the Annual Meeting other than those set forth in the Notice of Annual Meeting.

                             ELECTION OF DIRECTORS

NOMINEES

  The Company's By-laws provide that the number of Directors shall be fixed by its Board of Directors. The number of Directors is presently fixed at nine, and there are no vacancies. The Company has agreed to take all action necessary to cause two Directors designated by affiliates of First Reserve Corporation from time to time to be elected to the Company's Board of Directors so long as their collective ownership in the Company is at least 10%. The affiliates of First Reserve Corporation have designated Mr. Hill and Mr. Macaulay as their nominees for Directors.

  Further, the Company has agreed to take all action necessary to cause one Director designated by Louis Dreyfus Corporation ("Dreyfus") from time to time to be elected to the Company's Board of Directors so long as its ownership in the Company is at least 10%. Dreyfus has designated Mr. Rich as its nominee for Director.

  Management has been informed that all nominees are willing to serve as Directors if elected, but if any of them should decline or be unable to act as a Director, the proxy holders will vote for the election of another person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

  The following sets forth, as to each of the nominees, such person's age, principal occupations during recent years, and the period during which such person has served as a Director of the Company. Nominees elected at the Annual Meeting to serve as Directors will serve for a term of one year, until the next annual meeting of the Company's stockholders and until their successors have been elected and qualified.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

  CORTLANDT S. DIETLER, age 78, has been the Chairman of TransMontaigne since April 1995. Mr. Dietler was Chief Executive Officer from April 1995 through September 30, 1999. He was the founder, Chairman and Chief Executive Officer of Associated Natural Gas Corporation, a natural gas gathering, processing and marketing company, prior to its 1994 merger with PanEnergy Corporation, on whose Board he served as an Advisory Director, prior to its merger with Duke Energy Corporation. Mr. Dietler also serves as a director of Hallador Petroleum Company, Key Production Company, Inc., Forest Oil Corporation and Grease Monkey Holding Corporation. Industry affiliations include: Member, National Petroleum Council; Director, American Petroleum Institute; past Director, Independent Petroleum Association of America; Director, past President and Life Member, Rocky Mountain Oil & Gas Association.

  DONALD H. ANDERSON, age 51, was elected by the Board of Directors as a Director of TransMontaigne on September 28, 1999 and, in addition, was appointed Vice Chairman and Chief Executive Officer of TransMontaigne, effective October 1, 1999. Prior to Mr. Anderson's election as a Director of TransMontaigne, Mr. Anderson was the Executive Director and a Principal of Western Growth Capital LLC ("WGC"), a

Colorado-based private equity investment and consulting firm. He joined WGC in March 1997 and assumed responsibility for the firm's private equity and consulting services activities. Prior to joining WGC, Mr. Anderson was Chairman, President and Chief Executive Officer of PanEnergy Services, PanEnergy's non-jurisdictional operating subsidiary, from December 1994 until PanEnergy's announced merger with Duke Energy Corporation in March 1997. In that capacity, he was responsible for PanEnergy's natural gas and electric marketing, natural gas gathering and processing, and crude oil and natural gas liquids trading and pipeline transportation activities. During that time period, Mr. Anderson also served as a director of TEPPCO Partners, LLP. Mr. Anderson was previously President, Chief Operating Officer and Director of Associated Natural Gas Corporation until its merger with PanEnergy Corporation in 1994. Mr. Anderson serves as a director of Basin Exploration, Inc. and Genesis Energy, LLC.

  RICHARD E. GATHRIGHT, age 45, has been the President and Chief Operating Officer of TransMontaigne since September 1996 and a Director since April 1995. From April 1995 until September 1996, Mr. Gathright was Executive Vice President of TransMontaigne. He also serves as Chief Executive Officer of Bear Paw Energy Inc., and President of TransMontaigne Transportation Services Inc. and TransMontaigne Product Services Inc., the principal operating subsidiaries of TransMontaigne, and is a director of its affiliate, Lion Oil Company. He joined a predecessor of TransMontaigne in December 1993. From 1988 to 1993, he served as President and Director of North American Operations in Denver, Colorado for Aberdeen Petroleum PLC, a London-based public company engaged in international oil and gas operations, of which he was also a member of its Board of Directors. Prior to joining Aberdeen Petroleum PLC, Mr. Gathright held a number of positions in the energy industry in the areas of procurement, operations and management of oil and gas assets.

  JOHN A. HILL, age 57, has been a Director of TransMontaigne since April 1995. Mr. Hill is Vice Chairman of the Board, Managing Director and founder of First Reserve Corporation. First Reserve Corporation is an investment company specializing in management buyouts and acquisitions in the energy and energy-related industries, and is based in Greenwich, Connecticut. Mr. Hill is a trustee of the Putnam Funds and is a director of Santa Fe Snyder Corporation.

  BRYAN H. LAWRENCE, age 57, has been a Director of TransMontaigne since April 1991. Mr. Lawrence joined Dillon, Read & Co. Inc., an investment banking firm, in January 1966 and served as a Managing Director until September 21, 1997 when Mr. Lawrence resigned to establish Yorktown Partners LLC to manage Yorktown Energy Partners III, L.P. and predecessor partnerships previously managed by Dillon, Read & Co. Inc. Mr. Lawrence also serves as a director of Vintage Petroleum, Inc., D&K Healthcare Services, Inc., and Hallador Petroleum Company (each a United States public company), Benson Petroleum Ltd. and Cavell Energy Corporation (each a Canadian public company), and certain privately-owned companies in which affiliates of Yorktown Partners LLC hold equity interests including Meenan Oil Co., L.P., Fintube Limited Partnership, PetroSantander Inc., Strega Energy Inc., Savoy Energy, L.P., Ricks Exploration Inc., Concho Resources Inc. and Athanor Resources Inc.

  HAROLD R. LOGAN, Jr., age 54, has been Executive Vice President/Finance, Treasurer and a Director of TransMontaigne since April 1995. From 1985 to 1994, Mr. Logan was Senior Vice President/Finance and a Director of Associated Natural Gas Corporation. Prior to joining Associated Natural Gas Corporation, Mr. Logan was with Dillon, Read & Co. Inc. and Rothschild, Inc. In addition, Mr. Logan is a director of Santa Fe Snyder Corporation, Suburban Propane Partners, L.P. and Union Bankshares, Ltd.

  WILLIAM E. MACAULAY, age 54, was elected by the Board of Directors as a Director of TransMontaigne effective October 1, 1999, to replace and serve the remaining term of Thomas R. Denison, who resigned as a Director effective October 1, 1999. Mr. Macaulay is the Chairman and Chief Executive Officer of First Reserve Corporation and has been with the firm since 1983. Mr. Macaulay was a Director of TransMontaigne from 1995 through 1998, and currently serves as a director of Weatherford International, Inc., National Oilwell, Inc., Cal Dive International, Inc., Superior Energy Services, Maverick Tube Corporation, and Pride International, Inc., in addition to First Reserve Corporation.

  EDWIN H. MORGENS, age 58, was appointed a Director of TransMontaigne in June 1996. Mr. Morgens has been Chairman of Morgens, Waterfall, Vintiadis & Company, Inc., a financial firm, since 1970. In addition, Mr. Morgens serves as a director of Programmer's Paradise, Inc. and Intrenet, Inc.

  SIMON B. RICH, Jr., age 55, was appointed a Director of TransMontaigne on October 31, 1998. Mr. Rich is currently President and Chief Executive Officer of Louis Dreyfus Holding Company and Chairman of the Board of Louis Dreyfus Natural Gas Corp. where he has been a director since 1990. Mr. Rich was Chief Operating Officer of Duke / Louis Dreyfus LLC from 1996 until its purchase by Duke Energy Corporation in 1997. Before his election as Chairman of Louis Dreyfus Natural Gas in 1996, Mr. Rich served as Chief Executive Officer and President from 1993 to 1996. Mr. Rich served as Executive Vice President of Louis Dreyfus Energy Corp., a subsidiary of S.A. Louis Dreyfus et Cie. engaged in energy commodity merchandising, beginning in 1990.

MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

  During the fiscal year ended June 30, 1999, the Board of Directors met on five occasions. No Director attended fewer than 80% percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served. The Board has Audit and Compensation Committees. In accordance with the By-laws of the Company, the Board of Directors elects from its members the members of each committee, who serve at the pleasure of the Board. The Board of Directors, as a whole, is responsible for nominating Directors and has not formed a committee for such purpose.

  The Audit Committee met two times during the fiscal year ended June 30, 1999 and was composed of two non-employee Directors. The Audit Committee annually considers the qualifications of the independent auditors of the Company and makes recommendations to the Board on the engagement of the independent auditors. The Audit Committee oversees and monitors the Company's independent audit process to assure that the resources allocated to that process are adequate and utilized effectively. The members of the Audit Committee during the Company's fiscal year ended June 30, 1999 were Thomas R. Denison, Chairman, and Edwin H. Morgens. The members of the Audit Committee appointed to serve during the Company's fiscal year ending June 30, 2000 are Simon B. Rich, Jr., Chairman, John A. Hill and Bryan H. Lawrence.

  The Compensation Committee approves the salaries of the executive officers of the Company and administers the Company's stock option plans, including the selection of the individuals to be granted awards from among those eligible to participate. The Company currently has three stock option plans--the TransMontaigne Inc. Equity Incentive Plan (the "1997 Option Plan"), the TransMontaigne Oil Company Employees' Stock Option Plan (the "1995 Option Plan") and the Amended and Restated Employee Nonqualified Stock Option Plan (the "1991 Option Plan"). During the Company's fiscal year ended June 30, 1999, stock options and grants of restricted stock were awarded. During the Company's fiscal year ended June 30, 1999, the Compensation Committee acted two times by unanimous written consent. The members of the Compensation Committee during the Company's fiscal year ended June 30, 1999 were John A. Hill, Chairman, and Bryan H. Lawrence. The members of the Compensation Committee appointed to serve during the Company's fiscal year ending June 30, 2000 were initially Bryan H. Lawrence, Chairman, and Thomas R. Denison. Mr. Denison was replaced by William E. Macaulay on October 1, 1999. A Report of the Compensation Committee on Executive Compensation is set forth in this Proxy Statement.

COMPENSATION OF DIRECTORS

  Employee Directors receive no additional compensation for services on the Board of Directors or Committees of the Board. Directors who are not employees were paid an annual fee of $12,000 through June 30, 1999, which fee was increased effective July 1, 1999, to $18,000 annually, payable quarterly in arrears. All Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any Committee or otherwise by reason of their being a Director.

                                  MANAGEMENT

  The following table sets forth the names, ages and positions of the executive officers of TransMontaigne:

   Name                               Age Position
   ----                               --- --------
   Cortlandt S. Dietler.............   78 Chairman and Director

   Donald H. Anderson...............   51 Vice Chairman, Chief Executive Officer
                                          and Director

   Richard E. Gathright.............   45 President, Chief Operating Officer and
                                          Director

   Harold R. Logan, Jr..............   54 Executive Vice President/Finance,
                                          Treasurer and Director

   Frederick W. Boutin..............   44 Senior Vice President

   Erik B. Carlson..................   52 Senior Vice President, Corporate
                                          Secretary and General Counsel

   Rodney S. Pless..................   38 Vice President, Controller, Chief
                                          Accounting Officer and Chief Reporting
                                          Officer

   Robert W. Bradberry..............   45 Senior Vice President
                                          Executive Vice President of
                                          TransMontaigne Product Services Inc.

   Robert J. Clark..................   54 President of Bear Paw Energy Inc.

   Larry F. Clynch..................   54 Executive Vice President of
                                          TransMontaigne Transportation Services
                                          Inc.
                                          President of TransMontaigne Terminaling
                                          Inc.
                                          President of TransMontaigne Pipeline
                                          Inc.

  See "Election of Directors" for additional information with respect to Messrs. Dietler, Anderson, Gathright and Logan.

  FREDERICK W. BOUTIN has been a Senior Vice President of TransMontaigne since April 1995. Prior to his employment with TransMontaigne, Mr. Boutin was a Vice President of Associated Natural Gas Corporation. Prior to joining Associated Natural Gas Corporation in 1985, Mr. Boutin was with KPMG Peat Marwick LLP (a predecessor to KPMG LLP).

  ERIK B. CARLSON has been a Senior Vice President, Corporate Secretary and General Counsel of TransMontaigne since January 1998. Prior to his employment with TransMontaigne, Mr. Carlson served as Senior Vice President, General Counsel and Corporate Secretary of Duke Energy Field Services, Inc. (formerly Associated Natural Gas, Inc.), a wholly-owned subsidiary of Duke Energy Corporation, since February 1983.

  RODNEY S. PLESS became Vice President, Controller and Chief Accounting Officer effective January 1, 1997, and Chief Reporting Officer of TransMontaigne on August 1, 1999 and has been Vice President-Controller and Treasurer of a subsidiary of TransMontaigne since April 1994. He joined a predecessor of TransMontaigne in 1987 and has been Credit and Tax Manager, Accounting Manager and Controller. Prior to joining TransMontaigne, Mr. Pless was with Arthur Young & Co. (a predecessor to Ernst & Young).

  ROBERT W. BRADBERRY became Senior Vice President of TransMontaigne and Executive Vice President of TransMontaigne Product Services Inc. on September 13, 1999. Mr. Bradberry served as President of TransMontaigne Product Services Inc. from January 1, 1997 to September 13, 1999. Mr. Bradberry joined a predecessor of TransMontaigne in 1979 and has served in various senior management positions since that time in the areas of supply, distribution, transportation and marketing of petroleum products and crude oil. Mr. Bradberry is also a director of Lion Oil Company.

  ROBERT J. CLARK has been the President of Bear Paw Energy Inc. since October 31, 1996. Mr. Clark formed a predecessor of Bear Paw Energy Inc. in March 1995 and joined TransMontaigne in June 1996 when TransMontaigne acquired a majority interest in the predecessor company. Mr. Clark was Senior Vice President of Snyder Oil Corporation from 1988 until June 1995. Prior to joining Snyder, Mr. Clark was Vice President Gas Gathering, Processing and Marketing of Ladd Petroleum Corporation, an affiliate of General Electric. Mr. Clark is a member of the Board of Directors of Patina Oil & Gas Corporation.

  LARRY F. CLYNCH became the Executive Vice President of TransMontaigne Transportation Services Inc. on September 13, 1999 and served as the President of TransMontaigne Transportation Services Inc. from January 1, 1997 to September 13, 1999. Mr. Clynch has been the President of TransMontaigne Pipeline Inc. and TransMontaigne Terminaling Inc. since January 1, 1997. Mr. Clynch joined a subsidiary of TransMontaigne in January 1996 as Senior Vice President of Operations. Prior to that time, Mr. Clynch was employed by Conoco Pipe Line Company for 28 years where he most recently served as its President. Mr. Clynch has served in numerous advisory positions with energy industry and governmental organizations.

                           OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information regarding the beneficial ownership of Common Stock and Common Stock equivalents as of October 1, 1999 by each Director, by the executive officers named in the Summary Compensation table set forth under "Executive Compensation" below, by each person known by TransMontaigne to own more than 5% of the outstanding shares of Common Stock and by all Directors and executive officers as a group. The information set forth below is based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission (the "SEC").

                                                  Number of
        Beneficial Owner                         Shares(1)(2) Percent of Class
        ----------------                         ------------ ----------------
Cortlandt S. Dietler (3)........................   2,209,171        7.1%
  PO Box 5660
  Denver, CO 80217

Donald H. Anderson..............................     110,000         (4)

Richard E. Gathright (5)........................     566,132        1.8%

Harold R. Logan, Jr. (6)........................     405,808        1.3%

W. A. Sikora (7)................................     360,171        1.2%

Robert W. Bradberry (8).........................     169,176         (4)

Larry F. Clynch (9).............................      83,306         (4)
First Reserve Corporation (10)
  First Reserve Fund V, Limited Partnership.....     598,440        2.0%
  First Reserve Fund V-2, Limited Partnership...   1,196,877        3.9%
  First Reserve Fund VI, Limited Partnership....   4,488,292       14.7%
  First Reserve Fund VII, Limited Partnership...   2,666,716        8.0%
  First Reserve Fund VIII, LP...................   4,266,746       12.2%
                                                  ----------       -----
  (Group Total).................................  13,217,071       35.2%

Louis Dreyfus Corporation.......................   4,351,080       14.2%
  Ten Westport Road
  P.O. Box 810
  Wilton, CT 06897

Merrill Lynch Asset Management L.P. (11) (Group
 Total).........................................   3,860,247       12.6%
  Merrill Lynch Growth Fund.....................   3,855,434       12.6%

Vencap Holdings (1987) Pte Ltd (12).............   2,666,717        8.0%
  c/o Government of Singapore Investment
   Corporation
  255 Shoreline Drive, Suite 600
  Redwood City, CA 94065

Yorktown Partners LLC (13)
  Yorktown II Company LLC.......................      88,007         (4)
  Yorktown Energy Partners III, L.P.............   2,133,373        6.5%
Yorktown Partners LLC...........................      65,600         (4)
                                                  ----------       -----
  (Group Total).................................   2,286,980        7.0%

                                                    Number of       Percent
        Beneficial Owner                           Shares(1)(2)     of Class
        ----------------                           ------------ ----------------
Vestar Capital Partners III, L.P. (14)............   2,133,373        6.5%
  c/o Vestar Capital Partners
  1225 Seventeenth Street, Suite 1660
  Denver, CO 80202
Robert Fleming, Inc. (15)
  Fleming US Discovery Fund III, L.P..............   1,838,648        5.7%
  Fleming US Discovery Offshore Fund III, L.P.....     294,725         (4)
                                                    ----------       -----
  (Group Total)...................................   2,133,373        6.5%
John A. Hill (10).................................  13,217,071       35.2%
  First Reserve Corporation
  475 Steamboat Road
  Greenwich, CT 06830
Bryan H. Lawrence (13)............................      76,625          (4)
  Yorktown Partners LLC
  410 Park Avenue
  New York, NY 10022
William E. Macaulay (10)..........................  13,217,071        35.2%
  First Reserve Corporation
  475 Steamboat Road
  Greenwich, CT 06830
Edwin H. Morgens (16).............................     253,030          (4)
  Morgens, Waterfall, Vintiadis & Company, Inc.
  Swiss Bank Tower
  10 E. 50th Street
  New York, NY 10022
Simon B. Rich, Jr. (17)...........................   4,351,080        14.2%
  Louis Dreyfus Corporation
All Directors and Executive Officers as a Group
 (17 Persons) (18)................................  22,404,362        57.7%

--------
 (1) All shares are owned both of record and beneficially unless otherwise specified by footnote to this table. Based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the SEC.
 (2) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights, or conversion privileges exercisable within sixty days of the date of this table (October 1, 1999) are deemed outstanding for the purpose of calculating the number and percentage owned by such person.
 (3) Includes 2,000 shares, as to which Mr. Dietler disclaims beneficial ownership, held by Mr. Dietler's spouse, 128,000 shares, 133,333 shares and 80,004 shares issuable upon the exercise of outstanding options, the conversion of Series A Preferred and the exercise of warrants, respectively.
 (4) Less than one percent.
 (5) Includes 278,000 shares issuable upon the exercise of outstanding options.
 (6) Includes 25,000 shares, as to which Mr. Logan disclaims beneficial ownership, owned by Chatham Foundation, a non-profit corporation of which Mr. Logan is the President; and 93,000 shares issuable upon the exercise of outstanding options.
 (7) Includes 241,200 shares issuable upon the exercise of outstanding options. Mr. Sikora's employment with the Company terminated effective October 1, 1999.
 (8) Includes 48,000 shares issuable upon the exercise of outstanding options.
 (9) Includes 78,000 shares issuable upon the exercise of outstanding options.

(10) Mr. Hill and Mr. Macaulay do not directly own any Common Stock. The number of shares shown as beneficially owned by First Reserve Corporation ("First Reserve"), Mr. Hill and Mr. Macaulay consist of all the shares owned by First Reserve Fund V, Limited Partnership, First Reserve Fund V-2, Limited Partnership, First Reserve Fund VI, Limited Partnership, First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, LP (collectively the "First Reserve Funds"). Includes 4,333,332 shares of Common Stock issuable upon conversion of Series A Preferred and 2,600,130 shares issuable upon exercise of warrants. First Reserve may be deemed to have beneficial ownership of the shares of Common Stock held by the First Reserve Funds because it is the general partner of each of the First Reserve Funds and has voting and dispositive power over those shares. Mr. Hill may be deemed to have beneficial ownership over the shares held by the First Reserve Funds because of his ownership of common stock of First Reserve and his positions as Vice Chairman and Managing Director of First Reserve. Mr. Hill expressly disclaims beneficial ownership of these shares. Mr. Macaulay may be deemed to have beneficial ownership of the shares held by the First Reserve Funds because of his ownership of common stock of First Reserve and his position as Chairman and Chief Executive Officer of First Reserve. Mr. Macaulay expressly disclaims beneficial ownership of these shares. Mr. Hill and Mr. Macaulay are Directors of the Company. The address of First Reserve and the First Reserve Funds is 475 Steamboat Road, Greenwich, CT 06830.
(11) TransMontaigne has granted to Merrill Lynch Asset Management L.P. the right to maintain its 15% ownership of Common Stock if TransMontaigne issues stock in the future. Merrill Lynch & Co., Inc., a widely-held public company, has sole voting and dispositive control over these shares. The address for Merrill Lynch Asset Management, L.P. is c/o Merrill Lynch & Co., Inc., World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381 and Merrill Lynch Growth Fund is 800 Scudders Mill Road, Plainsboro, NJ 08536.
(12) Comprised of 1,666,667 shares of Common Stock issuable upon conversion of Series A Preferred and 1,000,050 shares issuable upon exercise of warrants.
(13) Yorktown Partners LLC, as investment manager to Yorktown Energy Partners III, L.P. and as agent through an irrevocable power of attorney is deemed to beneficially own an aggregate of 2,198,973 shares of Common Stock comprised of 1,374,333 shares issuable upon conversion of Series A Preferred and 824,640 shares issuable upon exercise of warrants. An affiliate, Yorktown II Company LLC directly owns 88,007 shares of Common Stock. Yorktown Partners LLC and Yorktown II Company LLC are affiliates of Bryan H. Lawrence, a Director of TransMontaigne. Mr. Lawrence owns 76,625 shares individually and disclaims beneficial ownership of the Yorktown Partners LLC and Yorktown II Company LLC shares. The address for Yorktown Partners LLC, Yorktown II Company LLC and Yorktown Energy Partners III, L.P. is 410 Park Avenue, New York, NY 10022.
(14) Comprised of 1,333,333 shares of Common Stock issuable upon conversion of Series A Preferred and 800,040 shares issuable upon exercise of warrants.
(15) The shares of Common Stock held by Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. (collectively the "Fleming Funds") are comprised of 1,333,333 shares of Common Stock issuable upon conversion of Series A Preferred and 800,040 shares issuable upon exercise of warrants. Robert Fleming, Inc., investment advisor to the Fleming Funds, may be deemed to have beneficial ownership of the shares of Common Stock held by the Fleming Funds. The address of Robert Fleming, Inc. and Fleming US Discovery Fund III, L.P. is 320 Park Avenue, 11th Floor, New York, NY 10022. The address of Fleming US Discovery Offshore Fund III, L.P. is c/o Bank of Bermuda, Ltd, 6 Front Street, Hamilton, HM11, Bermuda.
(16) Includes 199,806 shares, as to which Mr. Morgens disclaims beneficial ownership, held by Edwin Morgens and Linda Morgens 1993 Trust, of which Mr. Morgens is the Trustee, and 7,080 shares, as to which Mr. Morgens disclaims beneficial ownership, held by L.W. Morgens 1984 Trust, of which Mr. Morgens is the Trustee.
(17) Simon B. Rich, Jr. does not directly own any Common Stock. Mr. Rich may be deemed to have beneficial ownership of the shares of Common Stock held by Louis Dreyfus Corporation because Mr. Rich is Vice Chairman, Director and President of Louis Dreyfus Holding Company Inc., parent company of Louis Dreyfus Corporation, which owns 4,351,080 shares of Common Stock. Mr. Rich expressly disclaims beneficial ownership of these shares. Mr. Rich became a Director of the Company on October 31, 1998.
(18) Of such 22,404,362 shares, (a) 1,096,200 represent shares issuable upon the exercise of outstanding options, 4,466,665 represent shares issuable upon the conversion of Series A Preferred and 2,680,134 represent shares issuable upon the exercise of warrants, (b) 13,217,071 shares indicated as being owned by First Reserve Corporation, Mr. Hill and Mr. Macaulay are included only once in the aggregate number of shares held by all Directors and officers as a group, (c) 4,351,080 shares indicated as being owned by Louis Dreyfus Corporation and Mr. Rich are included only once in the aggregate number of shares held by all Directors and officers as a group, and (d) Directors and executive officers disclaim beneficial ownership with respect to 17,802,037 shares.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers"), based on salary and bonus earned in the fiscal year ended June 30, 1999.

                                                      Long Term Compensation
                               Annual Compensation            Awards
                              ---------------------- ------------------------
                                              Other                             All
                                             Annual  Securities   Restricted    Other
Name and Principal                           Compen- Underlying     Stock      Compen-
Position                      Year Salary(1) sation  Options (#) Awards($)(2) sation(3)
------------------            ---- --------- ------- ----------- ------------ ---------
Cortlandt S. Dietler.......   1999 $ 180,000 $  --     191,200     $   --      $4,846
   Chairman of the Board and  1998   160,000    --      20,000      86,250      3,200
   Chief Executive Officer    1997   155,898    --         --          --         985

Richard E. Gathright.......   1999   275,000    --     141,200         --       1,375
   President and Chief        1998   237,115    --      20,000      86,250      1,186
   Operating Officer          1997   209,487    --         --          --         331

W.A. Sikora (4)............   1999   230,000 18,228    121,200         --       3,119
   Executive Vice President   1998   215,075 18,306     20,000      86,250        984
                              1997   167,590 23,327        --          --         265

Robert W. Bradberry (5)....   1999   232,692 23,928     81,200         --       4,902
   Senior Vice President      1998   197,115    --      20,000      86,250      3,942
                              1997   164,246    --         --          --       1,077

Larry F. Clynch (6)........   1999   215,001  4,758     41,200         --       4,650
   Executive Vice President,  1998   200,000    --      20,000      86,250      3,846
   TransMontaigne             1997   194,872    --         --          --       1,231
   Transportation
   Services Inc.

  Pursuant to a separation and release agreement, W. A. Sikora's employment with the Company terminated effective October 1, 1999. In consideration of Mr. Sikora's years of service and certain releases and covenants contained in the agreement, the Company has agreed to pay Mr. Sikora the sum of $390,000, plus compensation for accrued but unused vacation and reimbursement for certain health coverage benefits, as well as for certain moving and relocation expenses. In addition, the Company agreed to accelerate the vesting of Mr. Sikora's March 17, 1999 stock options and further, agreed to extend the exercise period with respect to all stock options held by Mr. Sikora until June 30, 2001, after which all unexercised stock options will expire.
--------
(1) Amounts shown set forth all cash compensation earned by each of the Named Executive Officers in the years shown, including salaries deferred under the TransMontaigne Inc. Savings and Profit Sharing Plan (the "401(k) Plan") pursuant to Section 401(k) of the Internal Revenue Code. No bonuses were paid during any of the periods presented.
(2) Represents in each case a grant of 5,000 shares of restricted stock the market price of which was $17.25 on the date of grant. At grant, each restricted stock award vests 10% on June 1, 1998, 20% on June 1, 1999, 30% on June 1, 2000 and 40% on June 1, 2001. All of the restricted stock awards vested March 25, 1999 due to a change in control. As of March 25, 1999, the aggregate value of each grant was $55,000, based on the March 25, 1999 closing market price of $11.00.
(3) Amounts shown set forth the Company's matching contributions to the Company's 401(k) Plan.
(4) The other 1999 annual compensation for Mr. Sikora consists of reimbursements for certain housing costs of $7,256, travel expenses of $5,604 and related income taxes on these items of $5,368. The other 1998 annual compensation for Mr. Sikora consists of reimbursements for certain housing costs of $7,128, travel expenses of $5,787 and related income taxes on these items of $5,391. The other 1997 annual compensation for Mr. Sikora consists of reimbursement for certain housing costs of $7,077, travel expenses of $9,576 and related income taxes on these items of $6,674. Mr. Sikora's employment with the Company terminated effective October 1, 1999.
(5) The other 1999 annual compensation for Mr. Bradberry consists of reimbursement for certain relocation expenses of $23,928.
(6) The other 1999 annual compensation for Mr. Clynch consists of reimbursement for certain relocation expenses of $4,758.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information about stock options granted to the Named Executive Officers under the 1997 Option Plan in the fiscal year ended June 30, 1999.

                                                                       Potential Realizable Value at
                                                                       Assumed Annual Rates of Stock
                                                                       Price Appreciation for Option
                                       Individual Grants                    Term (10 Years)(1)
                         --------------------------------------------- -----------------------------
                         Number of  % of Total
                         Securities   Options
                         Underlying Granted to  Exercise or                  5%            10%
                          Options   Employee in Base Price  Expiration   Aggregate      Aggregate
Name                     Granted(2) Fiscal Year  ($/Share)     Date       Value(3)       Value(3)
----                     ---------- ----------- ----------- ---------- -------------- --------------
Cortlandt S. Dietler....  183,200      8.75%      $11.00    03/16/2009   $  1,267,348   $  3,211,710
                            8,000      0.38%      $13.50    07/26/2008   $     67,921   $    172,124
Richard E. Gathright....  133,200      6.36%      $11.00    03/16/2009   $    921,456   $  2,335,151
                            8,000      0.38%      $13.50    07/26/2008   $     67,921   $    172,124
W. A. Sikora............  113,200      5.41%      $11.00    06/30/2001   $    783,100   $  1,984,528
                            8,000      0.38%      $13.50    06/30/2001   $     67,921   $    172,124
Robert W. Bradberry.....   73,200      3.50%      $11.00    03/16/2009   $    506,386   $  1,283,281
                            8,000      0.38%      $13.50    07/26/2008   $     67,921   $    172,124
Larry F. Clynch.........   33,200      1.59%      $11.00    03/16/2009   $    229,672   $    582,035
                            8,000      0.38%      $13.50    07/26/2008   $     67,921   $    172,124

--------
(1) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors. It is important to note that options have value to recipients, including the Named Executive Officers and to other option recipients, only if the stock price advances beyond the grant date price shown in the Table during the effective option period.
(2) These awards were made pursuant to the 1997 Option Plan. Under the 1997 Option Plan, the option price must be not less than 100% of the fair market value of Company's Common Stock on the date the option is granted. The fair market value of a share of Company's Common Stock is the officially listed closing price of the Company Common Stock on the American Stock Exchange on the date of grant. All unexercisable stock options granted under the 1997 Option Plan become exercisable upon a change in control. The stock options granted on March 17, 1999 have an exercise price equal to $11.00 per share and vest 10% on March 17, 2000; 20% on March 17, 2001; 30% on March 17, 2002; and 40% on March 17, 2003,
    except for those options granted to Mr. Sikora, which vested as of October 1, 1999, in connection with Mr. Sikora's termination of employment effective October 1, 1999. The options granted July 27, 1998 have an exercise price of $13.50 per share. The options granted on July 27, 1998 and in all prior periods vested on March 25, 1999 due to a change in control. The 1997 Option Plan allows shares of the Company's Common Stock to be used to satisfy any resulting Federal, state and local tax liabilities, but does not provide for a cash payment by the Company for income taxes payable as a result of the exercise of a stock option award.
(3) Not discounted to present value.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  There were no options exercised by any of the Named Executive Officers during the fiscal year ended June 30, 1999. The following table provides information with respect to the value as of June 30, 1999 of unexercised inthemoney options held by the Named Executive Officers. The value of unexercised in-the-money options at the fiscal year end is calculated using the difference between the option exercise price and the fair market value of the Company's Common Stock at June 30, 1999.

                                     Number of
                               Securities Underlying     Value of Unexercised
                                Unexercised Options     In-the-Money Options at
                              at Fiscal Year-End (#)      Fiscal Year-End ($)
                             ------------------------- -------------------------
Name                         Exercisable Unexercisable Exercisable Unexercisable
----                         ----------- ------------- ----------- -------------
Cortlandt S. Dietler........   128,000      183,200       706,250     286,250
Richard E. Gathright........   278,000      133,200     2,465,625     208,125
W. A. Sikora (1)............   128,000      113,200       986,250     176,875
Robert W. Bradberry.........    48,000       73,200       141,250     114,375
Larry F. Clynch.............    78,000       33,200       391,125      51,875

--------
(1) Mr. Sikora's employment with the Company terminated effective October 1,
    1999.

  An option is "in the money" on a particular date if the market value of the underlying Common Stock on that date exceeds the option exercise price.

REPORT OF THE COMPENSATION COMMITTEE

  One goal of the Compensation Committee is to design the Company's executive compensation program to enable the Company to attract, retain and motivate the executive personnel deemed necessary to maximize return to shareholders. The fundamental concept of the program is to align the amount of an executive's total compensation with his contribution to the success of the Company in creating shareholder value. The program has the following components:

  Base Salaries. Base compensation for the Chief Executive Officer and the Company's other executive officers in the fiscal year ended June 30, 1999 was proposed by the Chief Executive Officer to the Compensation Committee. The Chief Executive Officer arrived at his proposed compensation after consultation with the Company's Chief Operating Officer, among others. The factors considered in determining base compensation levels included the goals outlined above and were evaluated by the Compensation Committee to be consistent with competitive practices (including companies with comparable market valuations, lines of business and/or revenues) and level of responsibility. Salary increases were intended to reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in evaluating the Company's overall financial performance include the Company's revenues and profits, as well as the market performance of the Company's Common Stock. The Compensation Committee may or may not use published or private surveys to determine levels of base compensation in the future. In addition, the executive officers participate in the Company's 401(k) Plan, which consists of elective employee salary reduction contributions and a Company match equal to 50% of employee contributions on the first 6% of employee compensation contributed.

  Long-Term Incentives. The Compensation Committee believes that long-term compensation should comprise a substantial portion of each executive officer's total compensation. Long-term compensation provides incentives that encourage the executive officers to own and hold the Company's stock and tie their long-term economic interests directly to those of the Company's shareholders and rewards executives for improved performance by the Company. To date the only long-term compensation available for use by the Compensation Committee has been the grant of awards of stock options and shares of restricted stock. In the fiscal year ended June 30, 1999, the Company granted awards of stock options to the Executive Officers of the Company and, in addition, granted awards of stock options and shares of restricted stock to certain key employees.

  The Compensation Committee's duties include the annual review and approval of the compensation of the Chief Executive Officer, review and determination of individual elements of compensation for the Company's other executive officers, administration of long-term incentive plans for management, including the selection of the individuals to be granted awards from among those eligible to participate.

  The Compensation Committee has studied the limitation on the deductibility of compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee does not currently intend to award levels of compensation that result in such limitation. The Compensation Committee may authorize compensation in the future that results in amounts above the limit if it determines that such compensation is in the best interests of the Company. In addition, the limitation may affect the future grant of stock options.

                                          Compensation Committee

                                          John A. Hill, Chairman
                                          Bryan H. Lawrence

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the fiscal year ended June 30, 1999, the Compensation Committee of the Board of Directors consisted of John A. Hill and Bryan H. Lawrence. During the fiscal year ended June 30, 1999, there were no Compensation Committee interlocks between the Company and any other entity.

  John A. Hill, Chairman of the Compensation Committee during the fiscal year ended June 30, 1999, and a Director of the Company, is Vice Chairman of the Board and Managing Director of First Reserve Corporation. First Reserve Corporation manages First Reserve Funds, the beneficial owner of 13,217,071 shares of Common Stock and Common Stock equivalents, or 35.2% of the outstanding Common Stock and Common Stock equivalents. Bryan H. Lawrence, a member of the Compensation Committee during the fiscal year ended June 30, 1999 and a Director of the Company, is a limited partner of Yorktown Partners LLC. Mr. Lawrence owns 76,625 shares of Common Stock individually and Yorktown Partners LLC, which with its affiliated entities, is the beneficial owner of 2,286,980 shares of Common Stock and Common Stock equivalents, or 7.0% of the outstanding Common Stock and Common Stock equivalents. Mr. Lawerence was appointed Chairman of the Compensation Committee to serve during the Company's fiscal year ending June 30, 2000. Thomas R. Denison, who was appointed a member of the Compensation's Committee to serve during the fiscal year ending June 30, 2000, is a Managing Director and the General Counsel of First Reserve Corporation. Mr. Denison resigned as a Director of the Company and as a member of the Compensation Committee effective October 1, 1999, at which time William
E. Macaulay was elected by the Board of Directors to serve the remainder of Mr. Denison's term as Director and to stand for election at the next annual meeting of stockholders. Mr. Macaulay was also appointed by the Board to replace Mr. Denison as a member of the Compensation Committee, effective October 1, 1999.

PERFORMANCE GRAPH

  The graph set forth below provides an indicator of cumulative total stockholder returns on an investment of $100 in shares of Common Stock as compared to an investment of $100 in the S&P 500 Stock Index and a "peer group" index over the period beginning April 30, 1994 and ending June 30, 1999. The Company changed its fiscal year end from April 30 to June 30 in 1998; accordingly, the fiscal year ended June 30, 1998 consists of two months.

                              GRAPH APPEARS HERE

     -------------------------------------------------------------------------
                       4/30/94 4/30/95 4/30/96 4/30/97 4/30/98 6/30/98 6/30/99
     -------------------------------------------------------------------------
      TransMontaigne    $100    $ 55    $209    $536    $532    $541     $457
     -------------------------------------------------------------------------
      S & P 500         $100    $117    $153    $191    $270    $276     $339
     -------------------------------------------------------------------------
      Peer Group (1)    $100    $118    $166    $215    $315    $330     $397
     -------------------------------------------------------------------------

--------
(1) The peer group consists of the following issuers, each of which has been weighted according the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated according to SEC requirements: Buckeye Partners, L.P., TEPPCO Partners, L.P., Kaneb Pipe Line Partners, L.P., The Williams Companies, Inc., Western Gas Resources, Inc. and GATX Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Richard E. Gathright, the President and Chief Operating Officer and a Director of the Company, is also a Director of Lion Oil Company, in which a 65% owned subsidiary of the Company owns 18.04%. The Company purchased $35,829,684 of refined petroleum products from and sold $11,897,235 of refined petroleum products to Lion Oil Company in the year ended June 30, 1999, all of which product purchases were made at market prices negotiated between the Company and Lion Oil Company or through independent brokers. The Company believes the prices paid by and to Lion Oil Company were comparable to prices that would have been paid by and to independent third parties.

  Pursuant to a private placement agreement (i) First Reserve Fund VI, Limited Partnership and other partnerships managed by First Reserve Corporation, Yorktown Energy Partners, L.P. and other venture capital funds managed by, and shares owned by, officers of Dillon, Read & Co. Inc., and Waterwagon & Co., nominee for Merrill Lynch Growth Fund for Investment and Retirement, have the right to require the Company to register their shares under the Securities Act of 1933; and (ii) the Company agreed to take all action necessary to cause two Directors designated by affiliates of First Reserve Corporation from time to time to be elected to the Company's Board of Directors so long as their collective ownership in the Company is at least 10%. The affiliates of First Reserve Corporation have designated John A. Hill and William E. Macaulay as their nominees for Directors.

  Pursuant to a stock purchase agreement between the Company and Louis Dreyfus Corporation ("Dreyfus"), the Company agreed to take all action necessary to cause one Director designated by Dreyfus from time to time to be elected to the Company's Board of Directors as long as its ownership in the Company is at least 10%. Dreyfus has designated Simon B. Rich, Jr. as its nominee for Director. Pursuant to a registration rights agreement entered into between the Company and Dreyfus contemporaneously with the stock purchase agreement, Dreyfus and each entity at least eighty percent owned, directly or indirectly by S.A. Louis Dreyfus et Cie., has the right to require the Company to register their shares under the Securities Act of 1933.

  See "Compensation Committee Interlocks and Insider Participation" for a description of additional related party transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 and related regulations of the SEC require the Company's executive officers and directors, and certain persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. The regulations also require these persons to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the Company's review of the copies of those reports received and written representations from each such person who did not file an annual report with the SEC (Form 5) that no annual report was due, the Company believes that all filing requirements applicable to such persons have been complied with in the fiscal year ended June 30, 1999.

    RATIFICATION OF AMENDMENTS TO TRANSMONTAIGNE INC. EQUITY INCENTIVE PLAN

  The TransMontaigne Inc. Equity Incentive Plan (the "1997 Option Plan") was approved by the stockholders in 1997. The 1997 Option Plan is administered by the Compensation Committee of the Board (the "Compensation Committee") which is comprised of two Directors, who are both "Disinterested Persons" as that term is defined under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and outside directors for the purposes of Section 162(m) of the Code. Subject to the terms of the 1997 Option Plan, the Compensation Committee determines the persons to whom awards are granted, the type of awards granted, the number of shares granted, the vesting schedule, the type of consideration to be paid to the Company upon exercise of options and the terms of any options. Under the 1997 Option Plan, the Company may grant to officers, employees and consultants awards of restricted stock, stock options, stock units, stock appreciation rights, stock bonuses or other stock based awards, or any combination thereof. The Board of Directors believes that the 1997 Option Plan has promoted the Company's interests and those of stockholders by providing opportunities to attract, retain and motivate key employees through these awards and that the Company should continue to utilize such awards as part of a competitive compensation program and as a means to encourage its executives to own stock in the Company. In 1997, the Company reserved an aggregate of 1,800,000 shares of the Company's Common Stock for issuance under the 1997 Option Plan. Since that time, partially through acquisitions, including the merger of Louis Dreyfus Energy Corp., the number of employees eligible to participate in the 1997 Option Plan has increased. Accordingly, the number of shares originally reserved will not be sufficient for the 1997 Option Plan. The Board of Directors, on March 17, 1999, unanimously approved the amendment of Section 4.1 of the 1997 Option Plan to
(i) to increase from 1,800,000 to 3,500,000 shares the aggregate number of authorized shares of the Company's Common Stock that may be issued under the 1997 Option Plan, and (ii) to add an "evergreen" provision, the effect of which will be to automatically increase the number of shares available for issuance under the 1997 Option Plan beginning on June 30, 2000 and on each June 30 thereafter during the term of the 1997 Option Plan, a number of shares of the Company's Common Stock equal to one percent (1%) of the total number of issued and outstanding shares of the Company's Common Stock on the last day of the immediately preceding fiscal year, which amendments are proposed to be ratified hereby. There are presently 320,600 shares left in the 1997 Option Plan for issuance inclusive of the 1,800,000 shares specifically reserved in 1997 and the 1,700,000 added by amendment unanimously approved by the Board of Directors on March 17, 1999. The amendments should have no effect on the administration, operation or distributions under the 1997 Option Plan, other than providing the Company with additional shares for use under it.

  A description of the 1997 Option Plan, including the changes from the amendments to be ratified, is set forth below. The text of Section 4.1 of the 1997 Option Plan as amended is set forth in Exhibit A. The wording that would be deleted from Section 4.1 of the 1997 Option Plan is shown in italics, and the wording added by the amendments to be ratified is underlined. If the 1997
                                                      ----------
Option Plan, as amended, is not ratified by the stockholders, the 1997 Option Plan will be deemed amended; however, incentive stock options granted under the 1997 Option Plan related to the additional 1,700,000 shares under the 1997 Option Plan may no longer qualify as incentive stock options under the Internal Revenue Code and instead will be deemed to be non-qualified stock options, and the shares of Common Stock acquired under such options, upon exercise, would not be eligible for listing on the American Stock Exchange.

SHARES AVAILABLE UNDER THE 1997 OPTION PLAN

  Subject to adjustment as provided in the 1997 Option Plan, 1,800,000 shares of Common Stock were authorized for issuance pursuant to awards made under the 1997 Option Plan. Subsequently, by resolution unanimously adopted by the Board of Directors on March 17, 1999, the 1997 Option Plan was further amended to increase the number of authorized shares from 1,800,000 to 3,500,000 and added an "evergreen" provision. Approximately 320,600 shares remain available for awards. The number of shares issued as incentive stock options may not in the aggregate exceed 1,800,000 shares. Currently, no single individual may be granted awards in the aggregate for more than 1,800,000 shares in any calendar year.

  If an award is canceled or terminated, lapses unexercised or is satisfied in cash, any unissued shares allocated to such award may be subjected again to an award. If shares of restricted stock or stock options are reacquired by the Company, such shares may again be subjected to an award under the 1997 Option Plan. If the option price is paid by transferring shares of Common Stock to the Company or if any tax withholding obligations for an award are satisfied by transferring or relinquishing shares of Common Stock, only the net number of shares of Common Stock will be deemed to have been issued or transferred.

  The Compensation Committee may make adjustments in the price and number and kind of shares that may be issued under the 1997 Option Plan to prevent dilution or expansion of participants' rights in the event (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company or (ii) any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having a similar effect. In addition, the Compensation Committee may make adjustments in the maximum number of shares of Common Stock specified for issuance under the 1997 Option Plan in order to effect any of the foregoing transactions or events.

  The Common Stock of the Company is traded on the American Stock Exchange, and on October 14, 1999, the closing price was $11.875.

PARTICIPATION

  The 1997 Option Plan provides that awards may be made to employees of the Company and consultants to the Company who are responsible for the Company's growth and profitability. The Company currently considers all employees and consultants to be eligible for grants of awards under the 1997 Option Plan. As of October 1, 1999, the Company had 629 employees and no consultants. Directors who are not employees are not eligible.

ADMINISTRATION

  The 1997 Option Plan is administered by the Company's Compensation Committee. The Compensation Committee must be structured at all times so that it satisfies the "non-employee director" requirement of Rule 16b-3 under the Exchange Act. The Compensation Committee has the sole discretion to determine the employees and consultants to whom awards may be granted under the 1997 Option Plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock and stock units are granted by the Compensation Committee to employees and consultants in such numbers and at such times during the term of the 1997 Option Plan as the Compensation Committee shall determine, except that the maximum number of shares subject to one or more options or stock appreciation rights that can be granted during any calendar year to any employee or consultant is 1,800,000 shares of Common Stock, and except that incentive options may be granted only to employees. In granting options, stock appreciation rights, restricted stock and stock units, the Compensation Committee will take into account such factors as it may deem relevant in order to accomplish the 1997 Option Plan's purposes, including one or more of the following: the duties of the respective employees and consultants and their present and potential contributions to the Company's success.

EXERCISE OF OPTIONS

  The Compensation Committee determines the exercise price for each option; however, incentive stock options must have an exercise price that is at least equal to the fair market value of the Common Stock on the date the incentive stock option is granted (at least equal to 110% of fair market value in the case of an incentive stock option granted to an employee who owns Common Stock having more than 10% of the voting power). An option holder may exercise an option by written notice and payment of the exercise price (i) in cash or certified funds, (ii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, or (iii) through a broker's transaction by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. In addition, in the sole discretion of the Compensation Committee, the Company may guaranty a third-party loan obtained by the option holder to pay the exercise price; provided that the loan or the Company's guaranty is secured by the shares purchased. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon exercise of the option.

TERM OF OPTIONS; TERMINATION OF EMPLOYMENT OR SERVICES

  The Compensation Committee determines the period during which the option may be exercised (the "Option Term"), which may not be longer than ten years (five years in the case of an incentive option granted to an employee who owns Common Stock having more than 10% of the voting power). If the option holder's services are terminated for cause, the option terminates immediately. If the option holder terminates other than on account of cause, death, or disability, the option can be exercised for three months after termination. If the option holder dies within the Option Term or in the three months following termination of employment or consulting services, the option can be exercised for one year following death. If the option holder terminates on account of disability, the option can be exercised for one year following termination. In all cases, the option can only be exercised during the Option Term and only to the extent that the option had become vested prior to termination.

REPLACEMENT OPTIONS

  The Compensation Committee may, in its sole discretion, grant a replacement option to an option holder who pays all or a portion of the exercise price or a portion of any required tax withholding with Common Stock that has been held for a period determined by the Compensation Committee, but not shorter than six months. Such replacement option would cover the number of shares of Common Stock used to pay the exercise price or tax withholding.

OTHER AWARDS

  The Compensation Committee may award an employee or consultant a number of shares of restricted stock determined by the Compensation Committee in its sole discretion. A restricted stock award is subject to such restrictions, including continuous employment with the Company or an affiliate of the Company for a stated period of time or the attainment of performance goals and objectives, as determined by the Compensation Committee in its sole discretion. The restrictions can vary among grantees and awards.

  The Compensation Committee may grant a stock appreciation right either in connection with an option, either at the time of grant or by amendment, or separate from an option. Each stock appreciation right shall entitle the holder to receive from the Company, upon exercise, either (i) an amount equal to the excess of the fair market value of one share of Common Stock over the fair market value per share on the date of grant times the number of shares as to which the stock appreciation right is exercised, or (ii) an amount determined on the basis of such factors as may be specified by the Compensation Committee at the time of the grant of the stock appreciation right. If the stock appreciation right was issued in connection with the grant of an option, the number of shares as to which the stock appreciation right is exercised shall reduce, on a share-per-share basis, the number of shares thereafter subject to the option. Payment shall be made in shares of Common Stock valued at fair market value, or in cash, or partly in shares and partly in cash, all as shall be determined by the Compensation Committee. The Compensation Committee may permit the holder to pay amounts due under applicable withholding tax laws upon receipt of shares of Common Stock by authorizing the Company to withhold or accept shares of Common Stock.

  From time to time, the Compensation Committee may grant stock units to employees and consultants. The Compensation Committee will determine the number of stock units to be granted, the goals and objectives to be satisfied, the time and manner of payment, and other terms and conditions of stock units.

  The Compensation Committee may, in its sole discretion, establish other incentive compensation arrangements subject to the 1997 Option Plan pursuant to which employees and consultants may acquire Common Stock or provide that other incentive compensation will be paid in Common Stock under the 1997 Option Plan.

TRANSFERABILITY OF AWARDS

  Options, stock appreciation rights, stock units and restricted stock awards granted under the 1997 Option Plan are not transferable other than by will or by the laws of descent and distribution.

CHANGE IN CONTROL

  All awards granted under the 1997 Option Plan shall immediately vest upon any "change in control" of the Company. A "change in control" occurs (a) if more than 40% of the Company's voting stock is acquired, or (b) if, at any time during a period of three consecutive years (not including any period before the effective date of the 1997 Option Plan), persons who were the majority of the board at the beginning of such period (and any new directors whose election by the board or whose nomination for election by the stockholders was approved by a vote of at least two-thirds of the directors who were directors at the beginning of the period or whose election or nomination was previously so approved) cease for any reason to be a majority of the board, or (c) the Company's stockholders approve a merger or consolidation of the Company, other than a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by conversion into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation or the Company's stockholder's approve a plan of complete liquidation of the Company or the sale or disposition of all or substantially all of the Company's assets.

MERGER AND REORGANIZATION

  Unless the Compensation Committee provides otherwise, prior to and as a condition to the effectiveness of (i) an exchange or conversion of the Common Stock into securities of another corporation, (ii) the consolidation or merger of TransMontaigne (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), or (iii) a sale or conveyance of all or substantially all of the assets of TransMontaigne, the surviving or resulting entity must provide for the conversion of outstanding Options and other Awards into the right to purchase or to receive the kind and amount of stock, other securities, cash and other property that would have been received by a holder of the number of shares of Common Stock subject to the Option or other Award immediately prior to the transaction. The holders of converted Options and Awards have the same rights of election as to the amount of stock, securities, cash and other property receivable as a stockholder had with respect to the transaction.


AMENDMENT AND TERMINATION

  The Board may amend the 1997 Option Plan in any respect at any time provided shareholder approval is obtained when necessary or desirable, but no amendment can impair any option, stock appreciation rights, awards or units previously granted or deprive an option holder, without his or her consent, of any Common Stock previously acquired. The 1997 Option Plan will terminate on August 27, 2007 unless sooner terminated by the Board.

FEDERAL INCOME TAX CONSEQUENCES OF EXERCISE OF OPTIONS UNDER THE 1997 OPTION
PLAN

  When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. If, however, the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act ("Section 16(b)"), the option holder will recognize compensation income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Common Stock without
Section 16(b) liability over (ii) the exercise price. The option holder can make an election under Section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

  When an incentive stock option is granted, there are no income tax consequences for the option holder or the Company. When an incentive option is exercised, the option holder does not recognize income and the Company does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Common Stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

  If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Common Stock by disposing of the Common Stock before it has been held for at least two years after the date the incentive option was granted and one year after the date the incentive option was exercised, the option holder recognizes compensation income equal to the excess of (i) the fair market value of the Common Stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. At present, the Company is not required to withhold income or other taxes. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

  The 1997 Option Plan provides that option holders are responsible for making appropriate arrangements with the Company to provide for any additional withholding amounts. Furthermore, the Company shall have no obligation to deliver shares of Common Stock upon the exercise of any options, stock appreciation rights, awards or units under the 1997 Option Plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

  The additional 1,700,000 shares that have been authorized for issuance under the 1997 Option Plan, and for which the Board of Directors are requesting the stockholders to ratify their amendment to the 1997 Option Plan, have not been allocated to any particular employee or non-employee group. The Board of Directors relied on part of the additional 1,700,000 shares when granting incentive and non-qualified stock options and restricted stock to employees in March, August and September 1999, all with an exercise price or grant price of $11.00 per share. As of October 1, 1999 approximately 1,379,400 shares of the additional 1,700,000 shares authorized for issuance have been granted as stock options or restricted stock. The following table provides a summary of the grants that partially relied upon the additional 1,700,000 authorized shares of the Company's Common Stock available for issuance under the 1997 Option Plan.

 Summary of March, August and September 1999 Grants under the 1997 Option Plan

                                                                     Number of
Name and Principal Position                                            Units
---------------------------                                          ---------
Cortlandt S. Dietler................................................   183,200
  Chairman and Director (1)

Donald H. Anderson..................................................   100,000
  Chief Executive Officer, Vice Chairman and Director (2)

Richard E. Gathright................................................   133,200
  President, Chief Operating Officer and Director

W. A. Sikora (3)....................................................   113,200

Robert W. Bradberry.................................................    73,200
  Senior Vice President
  Executive Vice President,
   TransMontaigne Product Services Inc.

Larry F. Clynch.....................................................    33,200
  Executive Vice President,
   TransMontaigne Transportation Services Inc.
  President, TransMontaigne Terminaling Inc.
  President, TransMontaigne Pipeline Inc.

Executive Group (11 persons)........................................ 1,212,100

Non-Executive Director Group (5 persons)............................         0

Non-Executive Officer Employee Group................................   879,800

--------
(1) Mr. Dietler was Chief Executive Officer from April 1995 through September 30, 1999.
(2) Mr. Anderson was appointed Vice Chairman and Chief Executive Officer effective October 1, 1999.
(3) Mr. Sikora's employment with the Company terminated effective October 1,
    1999.

  The Company is asking the stockholders to ratify these amendments, as described above. The affirmative vote of a majority of the shares voting on this proposal is needed in order to do so; abstentions and broker non-votes will not be counted as being voted on this proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS
PROPOSAL.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has appointed KPMG LLP, certified public accountants, to serve as the Company's independent auditors for the fiscal year ending June 30, 2000.

  Ratification of the appointment of KPMG LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares voting at the meeting. KPMG LLP was the Company's independent auditor for the year ended June 30, 1999. KPMG LLP has informed the Company that it has no direct financial interest or any material indirect financial interest in the Company, and has had no connection with the Company in the capacity of promoter, underwriter, voting trustee, Director, officer or employee. In the event the stockholders do not ratify the appointment of KPMG LLP as the Company's independent auditors, the Company may reconsider its choice of independent auditors.

  The Company anticipates that a representative of KPMG LLP will be present at the Annual Meeting. Such representative will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

                                 ANNUAL REPORT

  THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999 ACCOMPANIES THIS PROXY STATEMENT AND WAS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE 1999 ANNUAL REPORT, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, DOES NOT FORM ANY PART OF THE MATERIALS FOR THE SOLICITATION OF PROXIES. STOCKHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT (WITHOUT EXHIBITS) ON FORM 10-K SHOULD ADDRESS A WRITTEN REQUEST TO ERIK B. CARLSON, SECRETARY, TRANSMONTAIGNE INC., 370 17TH STREET, SUITE 2750, DENVER, COLORADO 80202. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

  Any proposal intended to be presented by a stockholder at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company at the Company's principal office no later than June 28, 2000 in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting. For any proposal a stockholder wishes to bring before the 2000 Annual Meeting of Stockholders but for which such stockholder does not seek to have a written proposal included in the Company's Proxy Statement relating to such meeting, if the Company does not receive notice of such proposal on or prior to June 28, 2000, the proxies solicited on behalf of the Company's Board of Directors will confer discretionary authority to vote with respect to such proposal.

  The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

  THE ENCLOSED PROXY SHOULD BE COMPLETED, DATED, SIGNED AND RETURNED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT MAILING OF THE PROXY WILL BE APPRECIATED.

                                          By Order of the Board of Directors


                                          /s/ Erik B. Carlson

                                          Erik B. Carlson
                                          Secretary

October 28, 1999

                                   EXHIBIT A

                         TEXT OF THE AMENDMENT TO THE
                   TRANSMONTAIGNE INC. EQUITY INCENTIVE PLAN

  4.1 Number of Shares. The number of Shares that are authorized for issuance under the Plan and in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary shall not exceed (1,800,000 is shown in italics) 3,500,000,
                                                                     ---------
subject to the provisions regarding changes in capital described below. Beginning June 30, 2000 and on each June 30 thereafter during the term of the
-----------------------------------------------------------------------------
Plan, a number of Shares of Stock equal to one percent (1%) of the total number
-------------------------------------------------------------------------------
of issued and outstanding Shares of Stock as of the last day of the immediately
-------------------------------------------------------------------------------
preceding fiscal year (June 30) shall be added to the number of Shares that are
---------------------------------------------------------------------
authorized for issuance under the Plan. The maximum number of Shares with
---------------------------------------
respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 1,800,000 Shares. The limitation set forth in the preceding sentence shall be applied in a manner that will permit compensation resulting from Options and Stock Appreciation Rights granted under the Plan to constitute "performance based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against the annual maximum number of Shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any Shares subject to Options or Stock Appreciation Rights that are canceled and repriced. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by TransMontaigne. This authorization may be increased from time to time by approval of the Board and by the stockholders of TransMontaigne if, in the opinion of counsel for TransMontaigne, stockholder approval is required. Shares of Stock that may be issued upon exercise of Options or Stock Appreciation Rights, that are issued as Restricted Stock Awards or Stock Bonuses, that are issued with respect to Stock Units, and that are issued as incentive compensation or other Stock grants under the Plan shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. TransMontaigne shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

                                    P R O X Y

                               TRANSMONTAIGNE INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       1999 ANNUAL MEETING OF STOCKHOLDERS

                               November 18, 1999

The undersigned stockholder of TRANSMONTAIGNE INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 28, 1999, and hereby appoints Richard E. Gathright and Erik B. Carlson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of TRANSMONTAIGNE INC. to be held on November 18, 1999 at 9:00 a.m., Denver Time, in the Central City Room at the Brown Palace Hotel, 321 17th Street, Denver, Colorado and at any adjournment or postponement thereof, and to vote all shares of Common Stock or Common Stock equivalents which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.



-----------                                                        -----------
SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
    SIDE                                                               SIDE
-----------                                                        -----------

                                   DETACH HERE


[X] Please mark votes as in this example


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE AMENDMENTS TO SECTION 4.1 OF THE TRANSMONTAIGNE INC. EQUITY INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. Election of nine Directors:

Nominees: Cortlandt S. Dietler, Donald H. Anderson, Richard E. Gathright, John
A. Hill, Bryan H. Lawrence, Harold R. Logan, Jr., William E. Macaulay, Edwin H. Morgens and Simon B. Rich, Jr.

          FOR               WITHHELD
          ALL               FROM ALL
        NOMINEES            NOMINEES
          [_]                 [_]



[_] ----------------------------------------------------
    To withhold authority to vote for any Nominee(s), check the box and write such Nominee(s) name(s) above.

2. Proposal to ratify amendments to Section 4.1 of the TransMontaigne Inc. Equity Incentive Plan.

        FOR          AGAINST      ABSTAIN
        [_]            [_]          [_]



3. Proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2000.

        FOR          AGAINST      ABSTAIN
        [_]            [_]          [_]


And, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.


(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:_____________________________ Date: _______________

Signature:_____________________________ Date: _______________


MARK HERE FOR ADDRESS CHANGE         [_]
AND NOTE BELOW